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
Manufacturers Securities Services, LLC                               Wood Logan Associates, Inc.
(the successor to NASL Financial Services, Inc.)                     1455 East Putnam Avenue
116 Huntington Avenue                                                Old Greenwich,CT 06870
Boston, MA 02116                                                     (800) 334-4437
(800) 872-8037
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                        ASSIGNMENT OF DEALER AGREEMENT

Effective October 1, 1997, Manufacturers Securities Services, LLC (the successor to NASL Financial Services, Inc.) and Wood Logan Associates, Inc. hereby assign all of their rights and interests in the North American Funds Dealer Agreements for the dealers listed on the attached schedule to Cypress Tree Funds Distributors, Inc.

Dated: October 1, 1997

Manufacturers Securities Services, LLC

by: North American Security Life Insurance Company,
    Managing Member


by: /s/ [SIGNATURE APPEARS HERE]            by: /s/ [SIGNATURE APPEARS HERE]
   ---------------------------------           ---------------------------------


Wood Logan Associates, Inc.

by: /s/ [SIGNATURE APPEARS HERE]
   ---------------------------------


Accepted and Agreed:

Cypress Tree Funds Distributors, Inc.


by: /s/ [SIGNATURE APPEARS HERE]
   ---------------------------------